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                                                                   EXHIBIT 10.20

                               SECURITY AGREEMENT



                  THIS SECURITY AGREEMENT (this "Agreement") is effective as of the 15th day of May, 2001, by Saf-T-Hammer Corporation, a Nevada corporation ("Debtor"), whose corporate headquarters' address is 14500 N. Northsight Boulevard, Suite 221, Scottsdale, Arizona 85260, in favor of Smith & Wesson Corporation, a Delaware corporation ("Secured Party"), whose corporate headquarters' address is 2100 Roosevelt Avenue, Springfield, Massachusetts 01102.

                  1. Security Interest. Debtor hereby grants to Secured Party a security interest (hereinafter called the "Security Interest") in all of Debtor's right, title and interest in the property and property rights more fully described on Exhibit A attached hereto and incorporated herein by reference (collectively, the "Collateral").

                  2. Obligation Secured. The Security Interest shall secure, in such order of priority as Secured Party may elect:

                           (a) Payment in cash of all principal, interest and any other fees, late charges and attorneys' fees related to the Promissory Note & Loan Agreement of even date herewith executed by Debtor in the original principal amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) (the "Note"), and all addenda, modifications and amendments thereto, if any; and

                           (b) Payment, performance and observance by Debtor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Collateral or any part thereof; and

                           (c) Any and all other obligations of Debtor to Secured Party arising in any manner in connection with the issuance of and performance under the Note.

 (collectively, the "Obligation").

                  3. Use; Location.

                           (a) The Collateral is and will be primarily used for business of Debtor.

                           (b) Debtor's records concerning the Collateral will be kept at Debtor's address set forth at the beginning of this Agreement.

                  4. Representations and Warranties of Debtor. Debtor hereby represents and warrants that:

                           (a) Debtor: (i) is duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) is qualified to do business and is in good standing under the laws of the state in which the Collateral is located and in each state in which it is doing business; (iii) has full power and authority to own its properties and assets and to carry on its business as now conducted;
         and (iv) is fully authorized and permitted to execute and deliver this Agreement and to enter into any transactions
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         evidenced by any portion of the Collateral. The execution, delivery and performance by Debtor of this Agreement and all other documents and instruments relating to the Obligation will not result in any breach of the terms and conditions or constitute a default under any agreement or instrument under which Debtor is a party or is obligated. Debtor is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

                           (b) Debtor is the owner of the Collateral.

                           (c) The Collateral is, and is intended to be, used, produced or acquired by Debtor for use primarily for the purpose set forth in Section 3 above.

                           (d) To the knowledge of Debtor, each account included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein which is obligated to pay the same ("Obligor").

                  5. Covenants of Debtor.

                           (a) Except in the normal course of business, Debtor shall not sell, transfer, assign, or otherwise dispose of any Collateral or any interest therein without obtaining the prior written consent of Secured Party. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale of the Collateral.

                           (b) Debtor shall pay when due all taxes, assessments and other charges that may be levied or assessed against the Collateral.

                           (c) Debtor shall give Secured Party immediate written notice of any change in the location of: (i) Debtor's chief office; or
         (ii) Debtor's records concerning the Collateral.

                           (d) Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles. Secured Party shall have reasonable access to Debtor's records and shall have the right to make extracts therefrom or copies thereof.

                           (e) Debtor, at its sole cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder, and the Collateral against all claims and demands of other parties other than Permitted Liens. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

                           (f) The Security Interest, at all times, shall be perfected, and shall be prior to any other interests in the Collateral other than Permitted Liens (as defined below). Debtor shall act and perform as necessary and shall execute, file and record all security agreements, financing statements, deeds of trust, mortgages, continuation statements and other documents reasonably requested by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed

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         necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

                           (g) If Debtor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Collateral free from other security interests, encumbrances or claims, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same, or to so perform; Secured Party is hereby authorized to enter upon any property in the possession or control of Debtor for such purposes.

                           (h) All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising, any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.

                           (i) Debtor, upon reasonable demand, shall promptly deliver to Secured Party all invoices, shipping or delivery records, purchase orders, contracts, endorsements or other items related to the Collateral. Debtor shall notify Secured Party immediately of any default by any Obligor in the payment or performance of its Obligations with respect to any collateral.

                  6. Notification and Payments; Collection of Collateral; Use of Collateral by Debtor.

                           (a) Secured Party, after the occurrence of any Event of Default (as hereinafter defined) with notice to Debtor, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Secured Party. All agents used in such collections shall be agents of Debtor and not agents of Secured Party. Unless Secured Party notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Debtor, before or after notification to Obligors, shall be held by Debtor in trust for Secured Party in the same form in which received, shall not be commingled with any assets of Debtor and shall be turned over to Secured Party not later than the next business day following the day of receipt. In addition, Debtor shall promptly notify Secured Party of the return to or possession by Debtor of goods underlying any Collateral; Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

                           (b) Secured Party, after the occurrence of an Event of Default and without notice to Debtor, may demand, collect and sue on the Collateral (either in Debtor's or Secured Party's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's names on any instruments, documents, or chattel paper pertaining to


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         the Collateral; Debtor hereby irrevocably appoints Secured Party its attorney-in-fact for all such purposes.

                  7. Preservation of Rights. Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; Secured Party shall not be obligated to take any such actions whether or not the Collateral is in Secured Party's possession.

                  8. Events of Default; Remedies.

                           (a) The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

                                    (i) The occurrence of a breach or default
                  under the Note.

                                    (ii) Any levy or execution upon, or judicial
                  seizure of, any portion of the Collateral which is not cured within ninety (90) days.

                                    (iii) Any attachment or garnishment of, or
                  the existence or filing of any lien or encumbrance against, any portion of the Collateral which is not released within ninety (90) days.

                                    (iv) The institution of any legal action or
                  proceedings to enforce any lien or encumbrance upon any portion of the Collateral that is not dismissed within ninety
                  (90) days after its institution.

                                    (v) Any failure or neglect to perform or
                  observe any of the terms, provisions or covenants of this Agreement, after notice of and a reasonable period to cure the same.

                           (b) Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

                                    (i) Declare all or any part of the
                  Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

                                    (ii) Without further notice or demand and
                  without legal process, take possession of the Collateral wherever found and, for this purpose, enter upon any property occupied by or in the control of Debtor. Debtor, upon demand by Secured Party, shall assemble the Collateral and deliver it to Secured Party or to a place designated by Secured Party that is reasonably convenient to both parties.

                                    (iii) Pursue any legal or equitable remedy
                  available to collect the Obligation, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

                                    (iv) Upon obtaining possession of the
                  Collateral or any part thereof, after notice to Debtor, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in taking, storing, repairing and selling the Collateral (including reasonable attorneys' fees) shall be

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                  applied to the payment of the Obligation, and any surplus
                  thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Obligation, Debtor, upon demand, shall promptly pay the amount of such deficiency to Secured Party.

                           (c) Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

                           (d) Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Debtor at least fifteen (15) days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

                           (e) Debtor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Secured Party in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and by all deeds of trust and other lien and security documents securing the Obligation. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

                           (f) In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

                           (g) In the event of the commencement of a bankruptcy case by or against Debtor or involving any of the Collateral, Secured Party, to the extent not already provided for herein, shall be entitled to recover, and Debtor shall be obligated to pay, Secured Party's reasonable attorneys' fees and costs incurred in connection with: (a) any determination of the applicability of the bankruptcy laws to the terms of this Agreement or Secured Party's rights hereunder; (b) any attempt by Secured Party to enforce or preserve its rights under the bankruptcy laws, or to prevent Debtor or any other person

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         from seeking to deny Secured Party its rights thereunder; (c) any effort by Secured Party to protect, preserve, or enforce its rights against the Collateral, or seeking authority to modify the automatic stay of 11 U.S.C. Section 362 or otherwise seeking to engage in such protection, preservation, or enforcement; of (d) any civil proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws.

                  9. Miscellaneous Provisions.

                           (a) The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest; Secured Party may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

                           (b) Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligation or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or (iv) release any part of the Collateral from the Security Interest. Debtor hereby agrees to cooperate and assist Secured Party in achieving all of the aforementioned purposes.

                           (c) Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshaling;
         (iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

                           (d) The terms herein shall have the meanings in and be construed under the Uniform Commercial Code as enacted in the State of Arizona. This Agreement shall be governed by and construed according to the laws of the State of Arizona without regard to conflicts of law principles. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

                           (e) No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by a duly authorized officer of Debtor and Secured Party.

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                           (f) No setoff or claim that Debtor now has or may in
         the future have against Secured Party shall relieve Debtor from paying or performing the Obligation.

                           (g) All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party;
         (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, three days after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated addresses of the parties shall be as follows:

                  DEBTOR:           Saf-T-Hammer Corporation
                                    14500 N. Northsight Boulevard, Suite 221
                                    Scottsdale, Arizona  85260
                                    Attn:  Mitch Saltz, CEO

                  SECURED PARTY:    Smith & Wesson Corporation
                                    2100 Roosevelt Avenue
                                    Springfield, MA  01102-2208
                                    Attn:  John Kelly, CFO

                           (h) An executed copy of this Agreement or any financing statement relating hereto shall be sufficient for filing or recording as financing statement.

                           (i) Time is of the essence hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

                           (j) "Permitted Liens" shall mean the Security Interest granted hereunder.

                  In Witness Whereof, these presents are executed as of the date indicated above.



SECURED PARTY:                                   DEBTOR:
SMITH & WESSON CORP., a Delaware                 SAF-T-HAMMER CORPORATION, a
corporation                                      Nevada corporation


By: /s/ John A. Kelly                            By: /s/ Mitchell A. Saltz
    ---------------------------------               ---------------------------

    Its: Chief Financial Officer                    Its: CEO
         ----------------------------                    ----------------------

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                                    EXHIBIT A



                                   COLLATERAL



                  A. All equipment of Debtor, whether now owned or hereafter acquired and wherever located, including, but not limited to, all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools;

                  B. All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use Debtor's name;

                  C. All inventory of Debtor, whether now owned or hereafter acquired and wherever located, including, without limitation, all inventory wherever located in which Debtor now has or hereafter may acquire any right, title or interest, including, without limitation, all goods and other personal property now or hereafter owned by Debtor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, stock-in-trade, work in process or materials used or consumed or to be used or consumed in Debtor's business, or in the processing, packaging or shipping of the same, and all finished goods;

                  D. Each and every right of Debtor to the payment of money, including, but not limited to, all present and future debt instruments, chattel paper, accounts, loans and obligations receivable, and tax refunds, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor;

                  E. All of Debtor's right, title and interest in and to any fixtures;

                  Together with all substitutions and replacements for and products of any of the foregoing property and together with all proceeds of the sale, lease or other disposition of any and all of the foregoing property, any and all proceeds of insurance thereon and, in the case of all Tangible Collateral, together with all accessions and, together with (i) all accessories, attachments, additions, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such collateral, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such collateral.

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